UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	June 5, 2007

RED LAKE EXPLORATION, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-52055	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10168 Lawson, Richmond, British Columbia, Canada (Address of principal executive offices)		V7E 5M3
(Zip Code)

Registrant’s telephone number, including area code	(604) 961-0301

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01.

Other Events.

It has come to management’s attention that the aggregate amount of land area for the KRL3016881claim, the KRL3016882 claim, and the KRL30168831 claim (collectively, the “Claims”) has been inadvertently misrepresented in Red Lake’s previous filings.  The incorrect total land area originally reported by Red Lake was 978.5 hectares.  However, the correct aggregate amount of land area of the Claims is 413.3 hectares or approximately 900 acres.

Management relied on information for the land area of the Claims as provided in the geological reports without confirming the land area covered by the Claims as reported with the Ontario Ministry of Northern Development and Mines.

Despite the error with the land area, all other information and amounts disclosed in Red Lakes previous filings regarding the Claims remain correct, including (1) the acquisition cost for the Claims, (2) the amount of exploration costs incurred on the Claims in the Phase One mineral exploration program, (3) the location, access to and history of the Claims, (4) the number of units making up each Claim, (5) Red Lake’s current exploration plan, and (6) the amount of work required to keep the Claims in good standing, which is CDN$11,200 by August 27, 2007.

Form 8-K	Red Lake Exploration, Inc.	Page 2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Red Lake Exploration, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

RED LAKE EXPLORATION, INC.

Dated: June 5, 2007	By:	/s/ John Di Cicco
John Di Cicco – CEO & President